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                                                             EXHIBIT NO. 99.1(b)

                         MFS GOVERNMENT SECURITIES FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Government Securities Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of the Trust, to create three additional classes of shares, within the meaning of Section 6.10, as follows:

         1. The three additional classes of Shares are designated "Class 529A Shares," "Class 529B Shares" and "Class 529C Shares";

         2. Class 529A Shares, Class 529B Shares and Class 529C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class 529A Shares, Class 529B Shares and Class 529C Shares, the method of determination of the net asset value of Class 529A Shares, Class 529B Shares and Class 529C Shares, the price, terms and manner of redemption of Class 529A Shares, Class 529B Shares and Class 529C Shares, any conversion feature of Class 529B Shares, and relative dividend rights of holders of Class 529A Shares, Class 529B Shares and Class 529C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class 529A Shares, Class 529B Shares and Class 529C Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of April, 2002 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


JOHN W. BALLEN
--------------------------------------------                    --------------------------------------------
John W. Ballen                                                  Kevin R. Parke
8 Orchard Road                                                  33 Liberty Street
Southborough MA  01772                                          Concord MA  01742



LAWRENCE H. COHN                                                LAWRENCE T. PERERA
--------------------------------------------                    --------------------------------------------
Lawrence H. Cohn                                                Lawrence T. Perera
45 Singletree Road                                              18 Marlborough Street
Chestnut Hill MA  02167                                         Boston MA  02116


SIR J. DAVID GIBBONS                                            WILLIAM J. POORVU
--------------------------------------------                    --------------------------------------------
Sir J. David Gibbons                                            William J. Poorvu
"Leeward"                                                       975 Memorial Drive  Apt. 710
5 Leeside Drive                                                 Cambridge MA  02138
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW
--------------------------------------------                    --------------------------------------------
William R. Gutow                                                Jeffrey L. Shames
3 Rue Dulac                                                     38 Lake Avenue
Dallas TX  75230                                                Newton MA  02459


J. ATWOOD IVES                                                  J. DALE SHERRATT
--------------------------------------------                    --------------------------------------------
J. Atwood Ives                                                  J. Dale Sherratt
17 West Cedar Street                                            86 Farm Road
Boston MA  02108                                                Sherborn MA  01770


ABBY M. O'NEILL                                                 ELAINE R. SMITH
--------------------------------------------                    --------------------------------------------
Abby M. O'Neill                                                 Elaine R. Smith
200 Sunset Road                                                 75 Scotch Pine Road
Oyster Bay NY  11771                                            Weston MA  02493

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WARD SMITH
--------------------------------------------
Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  44022